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                                                                   EXHIBIT 10.12

                            CAPITAL CONTRIBUTION AGREEMENT


     THIS CAPITAL CONTRIBUTION AGREEMENT ("Agreement") is made this _______ day of _________________, 1999, to become effective as of _____________, 1999 (the
"Effective Date") by and between GENMAR INDUSTRIES, INC., a Delaware corporation (the "Contributor") and HATTERAS YACHTS, INC., a Delaware Corporation (the "Company").

                                       RECITALS

     A. Contributor has a business division (among other enterprises) which it operates under the name Hatteras Yachts (the "Hatteras Yachts Division"), which designs, manufactures and distributes premium luxury yachts.

     B. Company has recently been incorporated for the specific purpose of effecting the contribution, exchange and distribution transaction described in Recitals C through F below.

     C. Contributor and Company will become parties to an exchange and distribution agreement by and among Genmar Holdings, Inc., a Delaware corporation ("Genmar"), Minstar, Inc., a Delaware corporation ("Minstar"), Contributor and Company (the "Distribution Agreement"), pursuant to which substantially all of the assets and all of the liabilities of the Hatteras Yachts Division are to be transferred to the Company in exchange for 2,358,470 shares of Company common stock, par value $0.0001 per share, (the "Hatteras Stock").

     D. Genmar is the corporate parent of Minstar, and Minstar is the corporate parent of Contributor.

     E. Upon and after receipt of the Hatteras Stock, Contributor will, pursuant to the terms of the Distribution Agreement, distribute the Hatteras Stock to Minstar and Minstar will thereafter distribute the Hatteras Stock to Genmar.

     F. Genmar will, pursuant to the terms of the Distribution Agreement, exchange and distribute the Hatteras Stock to its shareholders on a pro-rata basis in accordance with the exchange terms (the "Distribution").


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     G.   This Agreement sets forth the basic terms and conditions by which
Contributor will transfer to the Company the business and operations of the Hatteras Yachts Division, including substantially all of its assets and all of its liabilities.

     H. This Agreement and the terms hereof are proscribed and governed by the terms of the Distribution Agreement, which Distribution Agreement shall govern in the event any term or terms of this Agreement conflict with any term or the terms of the Distribution Agreement; PROVIDED, HOWEVER, specific terms and provisions hereof or the Distribution Agreement, as applicable, shall prevail over general terms and provisions set forth herein or in the Distribution Agreement, as applicable, in the event of any such conflict no matter in which agreement such provisions or terms appear.

     I. Contributor and the Company wish to effect the transfers described herein pursuant to the terms of this Agreement and applicable terms of the Distribution Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

     1. CONTRIBUTION AND EXCHANGE. Subject to the terms and conditions set forth herein, the Company shall issue the Hatteras Stock to Contributor and Contributor shall receive the Hatteras Stock from the Company.

     2. CONSIDERATION. On the Effective Date, Contributor, in full consideration for the Hatteras Stock to be issued pursuant to this Agreement, shall deliver to the Company, together with this Agreement, the assets of the Hatteras Yachts Division (the "Hatteras Assets") which are limited specifically to (i) the assets and interests transferred pursuant to the Bill of Transfer in substantially the form attached hereto as EXHIBIT A; PROVIDED, HOWEVER, that Contributor does not hereby or thereby transfer any interest in the assets and interests owned, used or useful to Contributor which are identified on EXHIBIT B hereto (the "Excluded Assets"), (ii) the intellectual property of the Hatteras Yachts Division transferred pursuant to the Intellectual Property Assets listing (and its attached assignment) in substantially the form attached hereto as EXHIBIT C and (iii) other intangible property of Contributor with respect to the business and operations of the Hatteras Yachts Division transferred pursuant to the Assignment and Assumption Agreement in substantially the form attached hereto as EXHIBIT D. All the Hatteras Assets to be transferred to the Company under and pursuant to this Agreement may also be referred to collectively herein as the "Contributed Assets."


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     3.   ASSUMPTION OF LIABILITIES; EXCLUDED LIABILITIES.  (a)  Subject to the
Excluded Liabilities described in Section 3(b) hereof, the Company hereby agrees to assume from and after the Effective Date any and all Liabilities (as defined below) of (i) Contributor arising from, in connection with or pursuant to the operation of the Hatteras Yachts Division, including all Liabilities and obligations under any intangible contract or agreement set forth in EXHIBIT D hereto and (ii) AMF Incorporated arising from, in connection with or pursuant to any environmental claims or investigations and any retiree benefits obligations of the Hatteras Yachts Division or its predecessor operations or entities
(collectively the "Liabilities").   The term "Liabilities" as used hereunder
shall also mean any and all debts, liabilities and obligations, absolute or contingent, mature or unmature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement or the Distribution Agreement), including all trade accounts payable, accrued liabilities, liabilities and obligations arising under any law, rule, regulation, action (including any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, including the actions set forth in EXHIBIT E hereto), threatened action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, liabilities arising under any contract, commitment or undertaking, the tax and indemnification liability, if any, arising under Section 7 hereof, tax paid or payable, loss of tax credits or net operating losses (valued at face at the time of any determination), and shall also include all (i) intercompany debt associated with, arising from or incurred in connection with the Hatteras Yachts Division (which the parties have agreed equals or approximates $20 million) and
(ii) any tax or transfer fee arising from, in connection with or incident to the transfer of any assets or Liabilities hereunder.

          (b) Notwithstanding the provisions of Section 3(a) above, the Company shall NOT assume any liability or claim arising from or in connection with (i) that certain Agreement of Sale dated July 20, 1998 by and between Genmar Industries, Inc. and C & M Investments of High Point, Inc. with respect to that certain property known as Kivett Drive, Highpoint, North Carolina PROVIDED, HOWEVER, that the obligations (x) under the lease of such Kivett Drive property shall be a Liability hereunder and such lease is and all obligations thereunder are transferred to the Company by this Agreement and (y) for any waste disposal claims or Liabilities associated with the Kivett Drive property shall be the responsibility of Company, (ii) income tax Liabilities arising from the operations of the Hatteras Yachts Division through the Effective Date, (iii) any Liability of Genmar or its Affiliates that does not arise from, was not incurred in connection with or which was not associated with the Hatteras Yachts Division or its predecessor operations or entities or (iv) any Tax that arises out of, in connection with or incident to a final determination (that may no longer be appealed) by a federal or state taxing authority that Section 355 of the Internal Revenue Code of 1986, as amended (the "Code") (or any state counterpart) may not be applied to the transactions contemplated by the Distribution Agreement and such determination arises


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solely from the acts or omissions of Genmar, Minstar, Contributor or their affiliates (collectively, the "Excluded Liabilities").

     4.   FURTHER ACTION.

          (a) The Company and Contributor shall make reasonable efforts to cooperate, execute such documents and instruments and take such actions as are required to consummate the transactions contemplated herein. At any time and from time to time after the Effective Date, at the Company's request and without further consideration, Contributor will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Company may reasonably request in order to (i) more effectively transfer, convey and assign to the Company and to confirm the Company's title to and right to use and exploit the Contributed Assets, (ii) put the Company in actual possession and operating control thereof, and (iii) assist the Company in exercising all rights with respect thereto.

          (b) To the extent that any transfers or other actions contemplated by this Agreement shall not have been consummated prior to the Effective Date, the parties shall cooperate to effect such transfers or other actions as promptly following the Effective Date as shall be practicable, it nonetheless being agreed and understood by the parties that neither party shall be liable in any manner to any other party for any failure of any of the transfers or assumptions contemplated by this Section 4 to be consummated prior to the Effective Date. Nothing herein shall be deemed to require the transfer of any Contributed
Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; PROVIDED, HOWEVER, that the parties shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Contributed Assets and assumption of all Liabilities contemplated to be transferred or assumed pursuant to this Agreement and EXHIBIT E hereto.

          (c) The transfers of the Hatteras Stock contemplated by this Agreement and the Distribution Agreement shall be effected by means of delivery of stock certificates and executed stock powers, notation on the stock record books of the applicable corporation or other legal entities involved and compliance with the additional requirements of Section 5 below.

     5. ISSUANCE AND REISSUANCE OF HATTERAS STOCK. The Company agrees that upon delivery of this Agreement and the ancillary documents contemplated hereby, it shall issue the Hatteras Stock to Contributor in one or more certificates (or other appropriate documentation) as requested by Contributor. Further, upon request by Contributor, the Company will reissue the Hatteras Stock originally issued to Contributor to Contributor's designee upon (i) tender of the Hatteras Stock certificate to be reissued, duly endorsed for transfer, (ii) receipt of written instructions from Contributor as to the identity of the

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individual(s) and entities to whom such Hatteras Stock shall be reissued, and
(iii) receipt or evidence of written investment representations from each transferee individual or entity. The foregoing covenant to reissue shall at all times be subject to applicable federal and state securities laws regulating the sale and distribution of securities. The stock legend set forth in Section 5.3 of the Distribution Agreement shall be affixed to each certificate of Hatteras Stock so reissued. In order to properly effect the Distribution, Genmar shall also provide to Hatteras prior to the Distribution mailing and other address and contact information necessary for Hatteras to comply with all notice and other requirements with respect to such shareholders.

     6. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto understands and agrees that Contributor is not, in this Agreement or in any other agreement or document contemplated by this Agreement representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning any Contributed Assets or (ii) as to the legal sufficiency to convey title to any Contributed Assets pursuant to this Agreement or any agreement, including, without limitation, any conveyancing and assumption instruments, it being agreed and understood that all such Contributed Assets are being transferred "as is, where is" and that the Company shall bear the economic and legal risk that any conveyances of such Contributed Asset(s) shall prove to be insufficient or that Contributor's title to any such Contributed Asset(s) shall be other than good and marketable and free from encumbrances. Similarly, each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of, without limitation, any or all applicable laws, regulations, orders or judgments (collectively "Laws"), it being agreed and understood that the Company shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of Laws are not complied with. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

     7.   INDEMNIFICATION.

          (a) Company shall be liable for any and all claims and Liabilities described in Section 3(a) herein above, including (i) any and all claims and Liabilities incurred by it subsequent to the date of its formation; (ii) any and all claims and Liabilities, including all contractual and tax liabilities, arising out of or in connection with the ownership, operation or transfer of assets or Liabilities of the Hatteras Yachts Division prior or subsequent to the

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Effective Date (but excluding those claims and liabilities described as Excluded
Liabilities in Section 3(b) hereof); (iii) any product warranty given by the Hatteras Yachts Division prior to the Effective Date, and (iv) in particular, but not by way of limitation, any and all corporate level taxes incurred by or charged to Genmar arising out of or imposed as a result of the exchange or distribution transactions if such tax so incurred or charged arises in connection with or incident to a final determination (that may no longer be appealed) by a federal or state taxing authority that (x) Section 355 of the Code (or any state counterpart) does not apply to the transactions contemplated by the Distribution Agreement or (y) the application of Section 355(e) of the Code results in a tax to Genmar and/or its affiliates by reason of an equity change of control of Hatteras after the distribution date. Company hereby agrees to indemnify and hold harmless Genmar, Minstar, Contributor and their affiliates from and against such claims and Liabilities (excluding the Excluded Liabilities described in Section 3(b) hereof), including any contractual breaches. In the event Genmar, Minstar, Contributor or their affiliates suffer or incur any Liability or expense to be borne by Company hereunder, Company irrevocably agrees to reimburse, indemnify and hold harmless Genmar, Minstar, Contributor and their affiliates for any expense or Liability associated therewith.

          (b) Genmar, Minstar, Contributor and their affiliates shall be NOT liable for (i) any claims and Liabilities arising out of or in connection with the ownership or operation of the Hatteras Yachts Division prior or subsequent to the Effective Date, except for the Excluded Liabilities described in Section 3(b) hereof; (ii) any breach of any contract or agreement entered into or warranty given in connection with the Hatteras Yachts Division by Genmar, Minstar, Industries or their Affiliates in connection with the Distribution; and
(iii) the taxes described in Section 7(a)(iv) above.   In the event Company
suffers or incurs any Liability or expense to be borne by Genmar, Minstar, Contributor or their affiliates solely as set forth in this Agreement (including any claims with respect to the Excluded Liabilities described in Section 3(b) hereof) or the Distribution Agreement, Contributor agrees to reimburse, indemnify and hold harmless Company for any such expense or Liability.

     8.   ACCESS TO INFORMATION AND SERVICES.

          (a) Upon Company's request, Contributor shall arrange as soon as practicable following the Effective Date for the delivery to Company of active agreements and corporate records in the possession of Genmar, Minstar, Contributor or any of their affiliates relating to the assets, Liabilities, business and operations of the Hatteras Yachts Division, except to the extent such items (i) are already in the possession of Company or (ii) are to be maintained by Genmar or Jacobs Management Corporation pursuant to a management services agreement. Such records shall be the property of the Company, but shall be available to Genmar, Minstar, Contributor or any of their affiliates for review and

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duplication until Company shall dispose of such records as permitted by the
Distribution Agreement.

          (b)  From and after the Effective Date:

               (i) Company shall afford to Contributor and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the Company's possession relating to the Contributed Assets, Liabilities, business and operations of the Company or the Hatteras Yachts Division, insofar as access is reasonably required by Contributor or its affiliates.

               (ii) Contributor shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within its possession relating to the assets, Liabilities, business and operations of the Hatteras Yachts Division as constituted prior to the Effective Date, insofar as such access is reasonably required by the Company.

     Information may be requested under this Section 8(b) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated by this Agreement.

     9.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the principles of comity or the conflicts of laws provisions of any jurisdiction.

          (b) CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The Recitals to this Agreement are incorporated to this Agreement by reference. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

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          (c)  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

          (d) COMPLETE AGREEMENT. This Agreement and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          (e) TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Date by and in the sole discretion of Contributor. In the event of such termination, no party shall have any liability of any kind to any other party.

          (f) EXPENSES. Contributor and the Company shall each be responsible for their own costs and expenses incurred in connection with the transactions contemplated under this Agreement; PROVIDED, HOWEVER, that the Company acknowledges and agrees that Contributor will expend funds or accrue payables on the Company's behalf in order to effect the transactions contemplated by this Agreement and, if such funds are spent or such payables are accrued, the Company shall reimburse to Contributor a maximum amount of [$_____] for such expenditures or payables to the extent such costs and expenses are (i) required to be recorded as liabilities on the books of Hatteras in accordance with this Agreement or the Distribution Agreement, (ii) constitute a tax or other similar transfer fee on or relating to the transfer of any Contributed Asset or (iii) pre-authorized by Hatteras.

          (g) AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in writing executed on behalf of the parties hereto. No waiver shall operate to waive any further or future act and no failure to object of forbearance shall operate as a waiver.

          (h) NOTICES. Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

     If to Contributor:       Genmar Industries, Inc.
                              100 South Fifth Street
                              Suite 2400
                              Minneapolis, Minnesota  55402
                              Attention:  General Counsel

     If to Company:           Hatteras Yachts, Inc.
                              110 N. Glenburnie Road
                              New Bern, North Carolina  28560
                              Attention:  President

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or to such other address as may be designated by a party in writing upon at least fifteen (15) days prior notice which was given in accordance with this
Section 9(h).

          (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable by Company, in whole or in part, without the prior written consent of Contributor and any attempt to effect any such assignment without such consent shall be void.

          (j) THIRD PARTY BENEFICIARIES. Except as specifically set forth in this Agreement or the Distribution Agreement there are not, and shall not be determined to be, any intended or incidental third party beneficiaries to this Agreement. No Genmar shareholder shall have any rights or interest in this Agreement prior to, and in any event only on completion of, the Distribution.


                             [SIGNATURE PAGES TO FOLLOW]







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     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                   GENMAR INDUSTRIES, INC.

                                   By:___________________________

                                   Title:________________________




                                   HATTERAS YACHTS, INC.


                                   By:___________________________

                                   Title:________________________











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